Exhibit 10.14



                     AMENDMENT TO SOFTWARE SALE, DEVELOPMENT
                          AND PREPAID LICENSE AGREEMENT

     Ref: That certain Software Sale, Development and Prepaid License Agreement made and entered into effective this 27th day of January, 2003 and between PocketSpec Technologies Inc., a Colorado Corporation, hereafter referred to as ("PocketSpec"), Johann Nutter, dba Tyger POS, whose address is 1212 South Bross Lane, Longmont, Colorado 80501 as to a 75% interest and Tyger POS - Advanced Restaurant Technologies, LLC of P O. Bog 442, Firestone, Colorado 80520, as to an undivided 25% interest, hereafter referred to as ("Software Provider"). PocketSpec and Software Provider agree to the following amendment:

1) PocketSpec is confident of the success of the software products being built and continued to be built.

2) Software Provider is confident of the success that PocketSpec will have in reselling its software.

3)   PocketSpec paid to Software Provider:

     $10,000 in checks; 190,000 shares of S-8 stock valued at $28,428; $3,072 worth of computer equipment, all totaling $41,500, and now

     PocketSpec will issue 468,750 shares of common stock to Software Provider at a value of $37,500 and Software Provider has no further options to buy stock from PocketSpec and there is no profit participation on the sale of any stock. These stocks are restricted under SEC Rule 144 and application for sale may be made after April 30, 2004. The stocks to be issued for convenience as follows: 351,563 shares to Johann Nutter and 117,187 shares to Darrell Stevens.

     Software Provider agrees though the S-8 stock is earned, not to sell more that $1,000 worth of the stock that they have commencing the week of May 12, 2003.

4) PocketSpec's continued obligation from the sale of its software products described in the January 27, 2003 agreement are limited to $100 for each system sold after PocketSpec sells its first 300 systems and the limit of liability on the part of PocketSpec is $121,000 and the liability is strictly conditioned on the sale of software in accordance with the terms of the January 27, 2003 agreement, provided however, there is not liability to pay any additional money unless PocketSpec sells more than 300 of the systems provided by Software Provider.

5) Except as set forth herein all other terms and conditions of the January 27, 2003 agreement remain in effect. The Amendment effective this 30th day of April, 2003.

     THE PARTIES HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

Software Provider:


/s/ Johann Nutter
---------------------------
Johann Nutter dba Tyger POS,


Tyger POS -Advanced Restaurant Technologies, LLC

/s/ Darrell Stevens
------------------------
Darrell Stevens, Manager


POCKETSPEC:



POCKETSPEC TECHNOLOGIES INC.


/s/ F. Jeffrey Krupka
----------------------------
F. Jeffrey Krupka, President